Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the President, Chief Executive Officer and the Chief Financial Officer of Nunzia Pharmaceutical Corporation, respectively, certifies that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the year ended December 31, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011 and 2010 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of Nunzia Pharmaceutical Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date: May 30, 2019

/s/ Michael Mitsunaga
Michael Mitsunaga

Chief Executive Officer and Director

Date: May 30, 2019

/s/ Richard Johnson

Richard Johnson
Chief Financial Officer and Director